锦天城律师事务所
ALLBRIGHT LAW OFFICES

Citigroup Tower, 14 Floor,
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Tel: 8621-6105-9000
Fax: 8621-6105-9100
www.allbrightlaw.com

April 29, 2008

Mr. LU Weibing
Chairman & CEO
Skystar Bio-Pharmaceutical Company
Room 10601,Jiezuo Plaza,N0.4,Fenghui Road South
Gaoxin District, Xi'an
Shaanxi Prov.
China, 710075

Re: Legal Opinion Regarding Corporate Structure of Skystar Companies

Dear Sirs/Madams

We are a law firm qualified to practice and practicing in the People's Republic of China (the "PRC"). We have acted as PRC counsel to Skystar Bio-Pharmaceutical Co., a company organized and existing under the laws of the United States ("Skystar"), and its subsidiaries, Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd., a company incorporated under the laws of Cayman Islands ("Skystar Cayman"); Fortunate Time International Limited, a company incorporated under the laws of Hong Kong ("HK Company"); Sida Biotechnology (Xian) Co., Ltd, a wholly foreign owned limited liability company incorporated under the laws of China ("Sida"); Xian Tianxing Bio-Pharmaceutical Co., Ltd., a joint stock company incorporated under laws of China ("Xian Tianxing"); and Shanghai Siqiang Biotechnology Co., Ltd., a limited liability company incorporated under laws of China ("Shanghai Siqiang") (collectively "Skystar Companies"). We have been requested by the aforesaid parties to render a legal opinion (the "Opinion") with respect to (i) the legality of the ownership structure of the Skystar and its subsidiaries and affiliates; (ii) the validity and enforceability of the Transfer Agreements among the Skystar Companies.

As PRC legal counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering the legal opinions set forth herein.

Our opinions set forth in this Opinion limited to laws, rules and regulations of the People's Republic of China (the "PRC"), and we represent that we are duly qualified to render the opinions set forth in this opinion.

We assume that: 1). All the signatures on the documents provided to us are true, all

Citigroup Tower, 14 Floor,
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Tel: 8621-6105-9000
Fax: 8621-6105-9100
www.allbrightlaw.com

the originals provided to us are reliable, and all the photocopies provided to us are the same as the originals; 2). All the information and documents obtained from government authorities are true, accurate, and effective; 3). The facts set forth on such documents are accurate; 4). All the relevant parties have the full capability and authority or are authorized to sign and have formally concluded such documents; and 5.) All the seals and stamps shown in such documents are true.

All the information, legal comment, legal advice and/or legal opinion in this Opinion are based on the above assumptions and conditions. Based upon and subject to the foregoing, and further subject to the qualifications set forth below, we are of the opinion that as at the date hereof:

A. **Corporate structure** (Exhibit 1)

1. HK Company (Exhibit 2)

Fortunate Time International Limited was incorporated on May 17, 2007 under the laws of Hong Kong, with its registration number of 1133460.

Skystar Cayman currently owns 100% of HK Company.

2. Sida (Exhibit 3)

Sida Biotechnology (Xian) Co., Ltd, a wholly foreign owned enterprise, was incorporated on July 10, 2007 under the laws of China, with its registered address at Suite 10601, Jie Zuo Plaza, No.2 Feng Hui Nan Road, Xian Hi-tech District, Xian, China.

HK Company currently owns 100% of Sida.

3. Xian Tianxing

Xian Tianxing Bio-Pharmaceutical Co., Ltd., a joint stock company, was incorporated in July 1997 under the laws of China.

4. Shanghai Siqiang (Exhibit 4)

Shanghai Siqiang Biotechnology Co., Ltd., a limited liability company, was incorporated on August 21, 2007 under the laws of China, with its registered address at suite 1001, No. 1715 Northern Zhong Shan Road, Putuo District, Shanghai, China.

Citigroup Tower, 14 Floor,
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Tel: 8621-6105-9000
Fax: 8621-6105-9100
www.allbrightlaw.com

Xian Tianxing currently owns 100% of Shanghai Siqiang.

HK Company is a business entity duly incorporated and validly existing under the laws of Hong Kong. Sida, Xian Tianxing and Shanghai Siqing are each business entities duly established and validly existing under the laws of the PRC. HK Company, Sida, Xian Tianxing and Shanghai Siqing (the "Skystar Chinese Companies") are each in good standing under such respective laws. Each of Skystar Chinese Companies has the requisite corporate power to own, lease and operate its properties and to conduct its business. Each of the Skystar Chinese Companies is qualified to do business in its respective jurisdiction of its establishment.

B. Transfer of Contractual Arrangements

On October 28, 2005, Skystar Cayman, Xian Tianxing and its majority shareholders were entered into the contractual arrangements which are comprised of a series of five agreements: (1) an exclusive consulting services agreement, (2) an operating agreement, (3) an equity pledge agreement, (4) an option agreement and (5) a proxy agreement ("Contractual Arrangements").

On March 10, 2008, Skystar Cayman entered Transfer Agreements to transfer all of its rights and obligations under foregoing contractual arrangements to Sida ("Transfer Agreements").

The foregoing Transfer Agreements constitute valid and binding obligations of the parties to such agreements. Each of the Transfer Agreements and the rights and obligations of the parties thereto, are enforceable and valid under the laws of the China.

No authorization, approval, consent, filing or other order of any PRC governmental body, regulatory agency, self-regulatory organization or stock exchange or market, court or, any third party, is required to be obtained by Skystar Cayman, Xian Tianxing and Sida to enter into and perform its obligations under the Transfer Agreement or for the exercise of any rights and remedies under any of the Transfer Agreements.

C. Business Operation

Skystar conducts substantially all of their business operations through its indirectly owned "variable interest entity", Xian Tianxing Bio-Pharmaceutical Co., Ltd. Chinese law currently has limits on foreign ownership of certain businesses, which prohibit or restrict non-Chinese persons from having direct ownership interests.

锦天城律师事务所
ALLBRIGHT LAW OFFICES

Citigroup Tower, 14 Floor,
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Tel: 8621-6105-9000
Fax: 8621-6105-9100
www.allbrightlaw.com

D. Certain Limitations and Qualifications

This opinion expressed above is based on documents furnished by the Skystar Companies and our interpretation of applicable Chinese laws and regulations which in our experience are applicable to transactions such as the reverse takeover transaction contemplated by the Agreement. We note, however, that the laws and the regulations in China have been subject to substantial and frequent revision in recent years. We cannot assure that any future interpretations of Chinese laws and regulations by relevant authorities, administrative pronouncements, or court decisions, or future positions taken by these authorities would not adversely impact or affect the opinions set forth in this letter. This opinion has been prepared solely for your use of reference and may not be quoted in whole or in part or otherwise referred to in any documents, or disclosed to any third party, or filed with or furnished to any governmental agency, or other party without the express prior written consent of this firm.

Sincerely yours,
AllBright Law Offices

Steve Zhu
Attorney at Law/ Senior Partner
Direct line: (021)-61059116

Citigroup Tower, 14 Floor,
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Tel: 8621-6105-9000
Fax: 8621-6105-9100
www.allbrightlaw.com

Exhibit One

CHARTER FOR COPORATE STRUCTURE


Skystar Bio-Pharmaceutical Co. (United States)
100%
Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd. (Cayman Islands)
100%
Fortunate Time International Ltd. (Hong Kong)
100%
Sida Biotechnology (Xian) Co., Ltd. (China - WFOE)
Contractual Arrangements
Xian Tianxing Bio-Pharmaceutical Co., Ltd. (China)
100%
Shanghai Siqiang Biotechnology Co., Ltd. (China)